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                                                                    Exhibit 10.8

                       MASTER LEASE AGREEMENT NO.  VAC180

 This Master Lease Agreement dated and effective as of November 1, 1999 between MLC Group, Inc., a Virginia corporation with it's principal office at 400 Herndon Parkway, Herndon, Virginia 20170 (the "Lessor") and MicroStrategy Incorporated with its principal office at 8000 Towers Crescent Drive, Vienna, Virginia 22182 (the "Lessee").

                              TERMS AND CONDITIONS

 1.  Master Lease Definitions

 Asset(s). All of the personal property, including hardware, software or licensed products, services, and/or maintenance listed on any Schedule. When Asset(s) refers to software licensed to Lessee it shall be understood that said software shall continue to be owned by licensor as set forth in the applicable software license agreement.

 Commencement Date.  The date(s) Lessee's obligation to pay Rent begins, which
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 will be the Date of Acceptance for each Asset.
 Initial Schedule Term.  The period initially agreed to constitute the lease
 ---------------------
 period as set forth in the Schedule.

 Lessee.  Lessee shall be defined as MicroStrategy Incorporated and/or any
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 Participating Affiliate and Participating Subsidiary provided that
 MicroStrategy Incorporated will be responsible for all obligations. Participating Affiliate and Participating Subsidiary shall be defined as an affiliate or subsidiary of MicroStrategy Incorporated that orders or possesses Assets that are covered by this lease.

 Schedule Term.  For each Schedule shall include the Initial Schedule Term and
 -------------
 any Renewal Schedule Terms.
 Renewal Schedule Term.  Any period subsequent to the Initial Schedule Term.
 ---------------------
 Rent.  The payment by Lessee to Lessor of money for the lease of the Asset(s)
 ----
 covered by the Schedule.
 Schedule.  The document specifying the Asset(s), Rent payments, casualty
 --------
 values, Lessor's costs and other information.

 2. Schedules. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, subject to the terms and conditions of this Master Lease Agreement, the Asset(s) described in each Schedule. Each Schedule constitutes a separately assignable agreement between the parties and incorporates in full the terms and conditions of this Master Lease Agreement. Timely receipt of this Master Lease Agreement, each Schedule and all related documents is of the essence. If a Schedule is not returned, duly executed by Lessee, within fifteen (15) days of Lessee's receipt thereof, Lessor may declare the Schedule in default or Lessor may adjust the Rent in order to maintain Lessor's originally anticipated rate of return.

3.   Term of Master Lease Agreement and Schedules.
     (a) The term of this Master Lease Agreement commences on the execution date hereof and continues until (i) the obligations of Lessee under every Schedule are fully discharged and (ii) either party provides ninety (90) days prior written notice of termination.
     (b) The Initial Schedule Term for each Schedule shall be as set forth thereon. Until either party provides the other with prior written notice of termination, Renewal Schedule Terms of each Schedule shall extend automatically, at the Rent last in effect, for successive three-month terms beyond the expiration of the initial Schedule Term. All such terminations are effective only (i) following written notice received not less than ninety (90) days prior to the end of the Schedule Term, (ii) on the last day of the Initial Schedule Term or Renewal Schedule Term then in effect and (iii) with respect to Individual Whole Units, as defined in Section 12(c) hereunder, under a Schedule. Notice of termination by Lessee may not be revoked without Lessor's consent.

4.   Rent; Non-Abatement; Late Payments.
     (a) As Rent for the Asset(s), Lessee shall pay Lessor the amounts on the due dates set forth in the Schedule regardless of receipt of invoices therefore but in any event not prior to the Commencement Date.
     (b) Each Schedule is a net lease and except as specifically provided herein, Lessee shall be responsible for all costs and expenses arising in connection with the Schedule or Asset(s). Lessee acknowledges and agrees that its obligation to pay Rent and other sums payable thereunder, and the rights of Lessor and Lessor's assigns, shall be absolute and unconditional in all events, and shall not be subject to any abatement, reduction set-off, defense, counterclaim or recoupment due or alleged to be due by reason of any past, present or future claims Lessee may have against Lessor, the manufacturer, vendor, or maintainer of the Asset(s), Lessor's assigns, or any person for any reason whatsoever. Notwithstanding the foregoing, Lessee expressly retains and may assert against Lessor any and all past or future claims which Lessee may have against the Lessor and any vendor.
     (c) On all amounts not paid by Lessee when due, late charges shall accrue at the rate of two and one half percent (2.5%) of the Rent per month (or the maximum rate allowable by law, if less) from the due dates thereof until received by Lessor. Late charges and attorneys fees necessary to recover Rent are an integral part of this Master Lease Agreement.

5.   Selection; Inspection; Acceptance.
     (a) The Asset(s) are of a size, design, capacity and manufacture selected by Lessee in its sole judgment and not in reliance on the advice or representations of Lessor. Neither the manufacturer nor the vendor is an agent of Lessor. No representation by the manufacturer or vendor shall in any way affect Lessee's duty to pay Rent and perform its other obligations hereunder.
     (b) Promptly upon delivery, Lessee will inspect the Asset(s), and, not later than fifteen (15) days thereafter, unless otherwise requested in writing by the Lessee, Lessee will execute and deliver either (i) an Acceptance Certificate in the form of Exhibit A hereto for the Asset(s), or
     (ii) written notification of any defects in the Asset(s). If Lessee has not given notice within such time period, the Asset(s) shall be conclusively deemed accepted. Lessor and Lessee agree that fifteen (15) days is a reasonable opportunity to inspect the Assets, unless otherwise requested in writing by the Lessee.

6.   Warranties: Assignment, Quiet Enjoyment and Disclaimer; Indemnity.
     (a) Each Schedule is a "finance lease" as defined by the Uniform Commercial Code and provided there is no Event of Default or the Schedule has not otherwise been terminated or expired, Lessor hereby assigns to Lessee all assignable warranties made with

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     regard to the Asset(s). In the event that the warranty is not assignable,
     Lessor agrees to take any and all actions reasonably requested by Lessee to enforce such warranties on behalf of Lessee solely at Lessee's expense.
     (b) Provided Lessee is not in default, Lessor will not interfere with Lessee's quiet use and enjoyment of the Asset(s).
     (c) EXCEPT FOR THE PROVISIONS OF 6(b) ABOVE, WITH REGARD TO THE ASSET(S), LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION: THOSE OF MERCHANTABILITY OR FITNESS FOR PURPOSE OR USE, OF CONDITION, PERFORMANCE, SUITABILITY OR DESIGN, OR CONFORMITY TO ANY LAW, RULE, REGULATION, AGREEMENT OR SPECIFICATION, OR OF INFRINGEMENT OF ANY PATENT, TRADE SECRET, TRADEMARK, COPYRIGHT OR OTHER INTANGIBLE PROPERTY RIGHT. Lessor shall have no liability to Lessee, or any other party, nor shall Lessee abate payments, for any loss, claim or damage of any nature caused or alleged to be caused directly, indirectly, incidentally or consequentially by the Asset(s), any inadequacy thereof, deficiency or defect therein (whether known or knowable by Lessor), by any incident whatsoever arising in connection therewith, whether in strict liability or otherwise, or in any way related to or arising out of this Master Lease Agreement or any Schedule Lessee may sue Lessor in the event of Lessor's gross negligence or willful misconduct.
     (d) Except as may directly result from Lessor's gross negligence or willful misconduct, Lessee hereby indemnifies Lessor and its assignee(s) against, and holds them harmless from, any and all claims, including court costs and attorneys' fees, arising out of this Master Lease Agreement, any Schedule, or the Asset(s), including without limitation: the manufacture, selection, purchase, license, delivery, possession, use, operation, control, maintenance, infringement of any patent, trade secret, trademark, copyright or other intangible property right, or personal injury or death, arising in strict liability, breach of warranty or negligence. Lessee's obligations hereunder shall survive the expiration of the Master Lease Agreement and the Schedule(s). Lessor hereby licenses to Lessee, all of the Intellectual Property rights Lessor possesses with respect to the Asset(s) leased under a Schedule.

 7.  Installation; Use; Repair and Maintenance.

     (a) Lessee shall provide a place of installation which conforms to the requirements of the manufacturer.
     (b) Subject to the terms hereof, Lessee shall be entitled to unlimited use of the Asset(s) except that software use shall be in accordance with the terms and conditions of the applicable software license agreement which during the term, the Lessee shall have the benefits thereof. Lessee shall not use or permit the use of the Asset(s) for any purpose which, according to the specifications of the manufacturer, the Asset(s) are not designed or reasonably suited. Lessee shall use the Asset(s) in a careful and proper manner and shall comply with all of the manufacturer's instructions, governmental rules, regulations, requirements and laws, and all insurance requirements, if any, with regard to the use, operation or maintenance of the Asset(s). Lessor shall provide Lessee any information received from a vendor or licensor related to the Assets. Lessee shall not make any changes or alterations in or to the Assets except as necessary to comply with the provisions of Section 7(c) hereof.
     (c) Lessee shall be solely responsible for the delivery, installation, maintenance and repair of the Asset(s). During the Schedule Term, Lessee shall (i) keep the Asset(s) in good repair, condition and working order, ordinary wear and tear excepted; maintain equipment by qualified employees of Lessee or a service organization if applicable (ii) permit access to the Asset(s) for installation of engineering changes required to maintain the Asset(s) at the manufacturer's current engineering levels upon prior written notice and during reasonable business hours.


8.  Ownership; Inspection, Relocation, Personal Property.

     (a) The Asset(s) shall at all times be and remain the sole and exclusive property of Lessor, subject to the parties' rights under any applicable software license agreement. Lessee shall have no right, title or interest in the Asset(s) outside of the leasehold interest created by the Schedule. Lessee agrees to execute or allow Lessor to execute on Lessee's behalf Uniform Commercial Code financing statements evidencing the interests of Lessor or its assigns in any Schedule, any amounts due thereunder, or the Asset(s).
     (b) Lessor, its assigns or their agents shall be permitted free access during normal business hours to inspect the Asset(s) upon prior written notice.
     (c) Lessee shall at all times keep the Asset(s) within its exclusive possession and control. Upon Lessor's prior written consent, which shall not be unreasonably withheld, Lessee may move the Asset(s) to another location of Lessee within the continental United States provided (i) Lessee is not in default on any Schedule, (ii) Lessee executes and causes to be filed at its expense such instruments as are reasonably necessary to preserve and perfect the interests of Lessor and its assigns in the Asset(s), (iii) Lessee pays all costs of, and provides adequate insurance during such movement, and (iv) Lessee pays all costs, including taxes and insurance at the new location. Notwithstanding the foregoing, the Lessee may move Asset(s) that are considered mobile, such as laptops, cellular phones and PDA's without prior written notification to Lessor; however, Lessee shall notify Lessor if Asset(s) that are considered mobile are permanently moved to a new location.
     (d) Lessee agrees that the Asset(s) shall be and remain personal property and shall not be so affixed to realty as to become a fixture or otherwise to lose its identity as the separate property of Lessor. Upon request, Lessee will affix labels to the Asset(s) indicating Lessor's ownership therein.


9.   Liens; Taxes.

     (a) Lessee shall at its expense keep the Asset(s) free and clear of all levies, liens, and encumbrances caused by Lessee, except those in favor of Lessor or its assigns.
     (b) Throughout the Schedule Term, Lessee shall pay all license fees, registration fees, assessments, and charges, related to the Asset(s)and declare and pay all taxes (to include any charges by any governmental agency) related to the Assets, excluding any taxes based or measured solely on Lessor's net income. Lessee may in good faith and by appropriate proceedings contest any such taxes so long as such proceedings do not involve any substantial risk of sale, forfeiture or loss of the Asset(s) or any interest therein. In such event, Lessee agrees to indemnify Lessor and hold it harmless from any damages, claims or charges which may result from Lessee's commencement of such proceedings. Lessee is hereby appointed attorney-in-fact of Lessor solely to declare, file and pay all of the aforementioned amounts when due and owing for any period assessed while, Lessee is in possession of the Asset(s). Upon Lessor's request, Lessee shall provide proof of payment to Lessor within fifteen (15) days.


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 10. Risk of Loss.

     (a) Commencing upon delivery, Lessee shall bear the entire risk of loss with respect to any Asset damage, destruction, loss, theft, or governmental taking, whether partial or complete, for any reason. No event of loss shall relieve Lessee of its obligation to pay Rent under any Schedule.
     (b) If any Asset is damaged, Lessee shall promptly notify Lessor and at Lessee's expense, within 60 days of such damage, cause to be made such repairs as are necessary to return such item to its previous condition.
     (c) In the event any Asset(s) are destroyed, damaged beyond repair, lost, stolen, or taken by governmental action for a stated period extending beyond the term of any Schedule (an "Event of Loss"), Lessee shall promptly notify Lessor and pay to Lessor, on the next Rent payment date following such Event of Loss, an amount equal to the Casualty Value (as set forth in Section 5 of the Schedule) for the Asset suffering the Event of Loss then in effect as set forth on the Schedule. After payment of such Casualty Value and all Rent due and owing on and before such Rent payment date, Lessee's obligation to pay further Rent allocable to the Asset which suffered the Event of Loss shall cease. After receipt of such Casualty Value by Lessor or its assigns, Lessee shall be entitled to receive any insurance or other recovery received by Lessor or its assigns in connection with such Event of Loss, and the Asset(s) for which such Casualty Value was received shall be conveyed to Lessee AS IS, WHERE IS and free and clear of all liens and encumbrances created by or arising through or against Lessor except those caused by Lessee but otherwise WITHOUT FURTHER WARRANTY (EXPRESS OR IMPLIED) WHATSOEVER, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PURPOSE OR USE.
     (d) In the event of a governmental taking of Asset(s) for an indefinite period or for a stated period which does not extend beyond the Schedule Term, all obligations of the Lessee with respect to such Asset(s) shall continue. So long as Lessee is not in default hereunder, Lessor shall pay to Lessee all sums received by Lessor from the government by reason of such taking.

11. Insurance. Lessee, at its expense, shall maintain all risks, including fire and extended coverage, insurance against loss, theft, damage, or destruction of the Asset(s), in an amount not less than the Casualty Value of the Asset(s). This coverage shall have standard commercial terms and conditions and may not contain endorsements excluding coverage for mysterious or mere disappearance, seizure or other governmental acts or dishonesty of Lessee's officers or employees or restrict recovery for the kinds of Asset(s) covered by the Lease. Lessee shall further, at its expense, provide and maintain comprehensive public liability insurance in an amount of $1,000,000 per occurrence against claims for bodily injury, death and/or property damage arising out of the use, ownership, possession, operation or condition of the Asset(s), together with such other insurance as may be required by law. Both coverages shall name Lessee as an insured and Lessor and its lender or assignee(s) as additional insureds as their respective interest may appear, shall be reasonably satisfactory to Lessor, and shall contain a clause requiring the Insurer to give Lessor at least one month prior written notice of the cancellation or any alteration in the terms of such policy. Each policy of property damage insurance shall name Lessor and its assignee(s) as loss payees. No insurance shall be subject to any co-insurance clause. Each insurance policy shall be with an insurance carrier licensed to provide the insurance required herein in the State where the Asset(s) are located. Lessee will not make adjustments with insurers except with Lessor's prior written consent, which consent shall not be unreasonably withhold. Lessee shall furnish to Lessor certificates of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect and that Lessor and its assignees are named as additional insureds, and, upon Lessor's request, Lessee shall promptly provide Lessor with a copy of the insurance policy. Lessee's liability for loss under Section 10 shall not be diminished by any insurance payment less than the actual amount of the loss.

12. Surrender of Asset(s).

     (a) On the last day of the Schedule Term, Lessee shall return the Asset(s) to Lessor in good repair, condition and working order, ordinary wear and tear alone excepted, to the location specified by Lessor within the continental United States. Lessee shall arrange and pay for deinstallation and packing in accordance with the manufacturer's specifications and for insured transportation to the destination, such insurance coverage to be not less than the Asset(s) Casualty Value last in effect. Lessee shall, at its expense, cause each returned Asset to be repaired as necessary to quality for maintenance by the manufacturer and to contain all current manufacturer- prescribed engineering changes. Upon request, Lessee shall provide Lessor, within ten (10) days of Asset(s) deinstallation, written certification by the manufacturer that each Asset qualifies for maintenance. Lessee shall immediately return all copies of the software portion of the Asset(s) ("Software") and erase all Software resident in computer memory of computers, or other Assets in which memory can be erased, for the Asset(s) returned to Lessor as provided for hereunder.
     (b) If on the last day of the Schedule Term, Lessee shall fail to return to Lessor any Asset listed on the Schedule, Lessee shall be treated as a holdover tenant for all such unreturned Asset(s) listed on the Schedule for a Renewal Schedule Term of three months and shall continue to pay Rent in the amount set forth in the Schedule for all such unreturned Asset(s). This provision shall continue for periods beyond the first such renewal term. In no event may the Lessee avoid the effect of this provision by returning less than the Whole Units, as defined in Section (c) below listed on any Schedule unless Lessor, in its sole discretion, shall expressly agree in writing. Lessee may return comparable substitute Assets of greater or equal value, provided those Assets are not owned by Lessor and are free and clear of all liens and encumbrances. Items, such as manuals, that do not affect the value of the assets are not required to be returned.
     (c) Lessee may have the ability to return individual Whole Units at the end of the Schedule Term, following written notice received not less than ninety (90) days prior to the end of the Schedule Term specifically identifying those Whole Units to be returned. The term "Whole Units" shall be defined as the Asset(s) on each Schedule, including the sum of any components or accessories, as ordered by the Lessee. Examples may include:
     (i) Servers consisting of CPUs and or processors, server cabinets, memory, base disk drives, expanded disk storage, storage controllers, network controllers, graphics cards, power supplies, cables, tapes drives and external devices to include disk subsystems, optical systems, additional tape drives, etc. (ii) Personal Computers and/or Desktops consisting of the CPU, memory, hard drives, monitor, modems, CD ROM, diskette drives, Ethernet cards, keyboards, etc. (iii) Printers consisting of base printer. cables, memory, trays, etc. (iv) Laptops consisting of memory, hard drives, modems, CDROM, diskettes drives, Ethernet cards, etc. or (v) Individual Hubs and Routers consisting of all internal devices.
     (d) This Section shall not derogate from Lessor's right, to be exercised in its sole discretion, to obtain return of all Asset(s) on the last day of any Schedule Term, or to declare an Event of Default for any failure of Lessee to so return the Asset(s).

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 13. Representations and Warranties of Lessee and Lessor. Lessee represents and warrants for the benefit of Lessor and its assigns, as of the time of execution of the Master Lease Agreement and each Schedule:
     (a) Lessee is a corporation in good standing under the laws of the jurisdiction of its incorporation; has adequate corporate power to enter into and perform the Master Lease Agreement and each Schedule; and uses no trade names in operating its business;
     (b) The Master Lease Agreement and each Schedule have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements of Lessee, enforceable in accordance with their terms;
     (c) No approval, consent or withholding of objection is required from any federal or other governmental authority or instrumentality with respect to the entering into or performance by Lessee of this Master Lease Agreement or any Schedule;
     (d) The entering into and performance of the Master Lease Agreement or any Schedule will not violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's articles of incorporation or bylaws, or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any asset(s) of Lessee or on the Asset(s) or pursuant to any instrument to which Lessee is a party or by which it or its asset(s) may be bound;
     (e) To the best of Lessee's knowledge and belief, there are no suits or proceedings pending or threatened against or affecting Lessee, which if determined adversely to Lessee will have a material adverse effect on the ability of Lessee to fulfill its obligations under the Master Lease Agreement or any Schedule.
     (f) Lessor represents and warrants for the benefit of Lessee and its assigns, as of the time of execution of the Master Lease Agreement and each
     Schedule:
     (g) Lessor is a corporation in good standing under the laws of the jurisdiction of its incorporation; has adequate corporate power to enter into and perform the Master Lease Agreement and each Schedule;
     (h) The Master Lease Agreement and each Schedule have been duly authorized, executed and delivered by Lessor and constitute valid, legal and binding agreements of Lessor, enforceable In accordance with their terms;
     (i) No approval, consent or withholding of objection is required from any federal or other governmental authority or instrumentality with respect to the entering into or performance by Lessor of this Master Lease Agreement or any Schedule;
     (j) The entering into and performance of the Master Lease Agreement or any Schedule will not violate any judgment, order, law or regulation applicable to Lessor or any provision of Lessor's articles of incorporation or bylaws, or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any asset(s) of Lessor or on the Asset(s) or pursuant to any instrument to which Lessor is a party or by which it or its asset(s) may be bound;
     (k) To the best of Lessor's knowledge and belief, there are no suits or proceedings pending or threatened against or affecting Lessor, which if determined adversely to Lessor will have a material adverse effect on the ability of Lessor to fulfill its obligations under the Master Lease Agreement or any Schedule.

14.  Default and Remedies.

     (a) The occurrence of any of the following events shall constitute an event of default ("Event of Default") under a Schedule: (i) nonpayment by Lessee of Rent or any other sum payable by its due date which is not cured within ten days from due date; (ii) failure by Lessee to perform or observe any other material term, covenant or condition of this Agreement, any Schedule, or any applicable software license agreement, which is not cured within ten
     (10) days after notice thereof from Lessor; (iii) insolvency by Lessee;
     (iv) Lessee's filing of any proceedings commencing bankruptcy, or the filing of an involuntary petition against Lessee involving a substantial part of Lessee's property or the appointment of any receiver not dismissed within sixty (60) days from the date of said filing or appointment; (v) The subjection of a substantial part of Lessee's property or any part of the Asset(s) to any levy, seizure, assignment or sale for or by any creditor of Lessee or governmental agency; (vi) Any representation or warranty made by Lessee in this Master Lease Agreement, a Schedule, or in any document furnished by Lessee to Lessor in connection therewith or with the acquisition or use of the Asset(s) shall be untrue in any material respect;
     (vii) any termination of an applicable software license agreement unless due to Lessors actions. (viii) a change of control of Lessee which materially changes the financial structure of Lessee, whether by merger, acquisition or asset sale or otherwise, provided that, in the event of such change of control, Lessor's written consent shall constitute a waiver of this restriction and if, but only if, Lessee provides Lessor with such information as Lessor requests regarding the change of control, Lessor shall not unreasonably withhold consent. In the event of any sale of assets by Lessee as part of a change of control, all of Lessee's assets sold shall remain available to satisfy a judgment for Lessor arising from a default under this Lease regardless of provisions in the asset sale agreement absolving the purchaser of such liability; or (ix) Lessee winds up, dissolves or otherwise terminates its corporate existence, or consolidates with or merges with or into any entity, or sells, leases or otherwise transfers substantially all of its assets to any entity, or incurs a substantial amount of indebtedness other than in the ordinary course of its business, or engages in a leveraged buy-out or any other form of corporate reorganization, including conversion to Sub 'S' corporation status.
     (b) Upon the occurrence of an Event of Default and during continuance thereof Lessor may, in its sole discretion, do any one or more of the following: (i) By notice to Lessee, terminate any or all Schedules; (ii) Proceed by appropriate court action to enforce the performance of the terms of the Schedule and/or recover damages; (iii) Whether or not the Schedule is terminated, upon notice to Lessee, take possession of the Asset(s) wherever located, without demand, liability, court order or other process of law, and for such purposes Lessee hereby authorizes Lessor, its assigns or the agents of either to enter upon the premises where such Asset(s) is/are located or cause Lessee, and Lessee hereby agrees, to return such Asset(s) to Lessor in accordance with the requirements of Section 12(a) hereof; (iv) By notice to Lessee, to the extent permitted by law, declare immediately due and payable and recover from Lessee, as liquidated damages and not as a penalty, the sum of (a) the Casualty Value set forth on the Schedule as of the date of default, or if Casualty Values are not shown on such Schedule, all Rent due during the remainder of the Schedule Term; (b) all Rent and other amounts due and payable on or before the date of default; and (c) costs, fees (including all attorneys' fees and court costs), expenses and (d) interest on (a) and (b) from the date of default at 1 1/2% per month or portion thereof (or the highest rate allowable by law, if less) and, on (c) from the date Lessor incurs such fees, costs or expenses. Upon Lessor's receipt of all monies due under 14 (b)(iv) above, Lessor shall pass title of the Asset(s) under the Schedule that is in default to Lessee.
     (c) Upon return or repossession of the Asset(s), Lessor shall use reasonable efforts to sell, re-lease or otherwise dispose of such Asset(s) in such commercially reasonable manner and upon such commercially reasonable terms as Lessor may determine in its sole discretion (the amount, if any, which Lessor certifies it obtained through remarketing shall be conclusively presumed to be the

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     Asset(s) fair market value).  In the event Lessor is unable (pursuant to the conditions of any applicable software license agreement or otherwise) to relicense any software included in the Asset(s), Lessee waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, license or otherwise use any Software in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies. Upon disposition of the Asset(s), Lessor shall credit the Net Proceeds (as defined below) to the damages paid or payable by Lessee. Proceeds upon sale of the Asset(s) shall be the sale price paid to Lessor less the Casualty Value in effect as of the date of default. "Net Proceeds" shall be the proceeds of sale or re-lease determined above, less all reasonable costs and reasonable expenses incurred by Lessor in the recovery, storage and repair of the Asset(s), in the remarketing or disposition thereof, or otherwise as a result of Lessee's default, including any court costs and attorneys' fees. Lessee shall remain liable for the amount by which all sums, including liquidated damages, due from Lessee exceed the Net Proceeds. Net Proceeds in excess thereof are the property of and shall be retained by Lessee.
     (d) No termination, repossession or other act by Lessor in the exercise of its rights and remedies upon an Event of Default shall relieve Lessee from any of its obligations hereunder. No remedy referred to in this Section 14 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

 15. Effect of Waiver; Substitute Performance by Lessor.

     (a) No delay or omission to exercise any right or remedy accruing to Lessor upon any breach or default of Lessee shall impair any such right or remedy or be construed to be a waiver of any such breach or default, nor shall any waiver of any single breach or default be construed to waive or impair Lessor's rights and remedies with respect to any breach or default theretofor or thereafter occurring. Any waiver, permit, consent of approval on the part of Lessor of any breach or default under this Schedule, or of any provision or condition hereof, must be in writing and shall be effective only to the extent such writing specifically sets forth.
     (b) Should Lessee fall to make any payment or do any act as herein provided, Lessor shall have the right, but not the obligation, and without releasing Lessee from any obligation hereunder, to make or do the same upon notice to Lessee. All sums so incurred or expended by Lessor shall be immediately due and payable by Lessee and shall bear interest at eighteen percent (18%) per annum (or the highest rate allowable by law, if less), calculated from the date incurred until received by Lessor.

 16. Assignment by Lessor; Assignment or Sublease by Lessee.

     (a) Lessor may (i) assign all or a portion of Lessor's right, title and interest in this Master Lease Agreement and/or any Schedule; (ii) grant a security interest in the right, title and interest of Lessor in the Master Lease Agreement, any Schedule and/or any Asset(s); and/or (iii) sell or transfer its title and interest as owner of any Asset(s) and/or as Lessor under any Schedule; and Lessee further understands and agrees that Lessor's assigns may each do the same (hereunder collectively "Assignment"). All such Assignments shall be subject to Lessee's rights under the assigned Schedule. Lessee hereby consents to such Assignments, agrees to comply fully with the terms thereof, and agrees to execute and deliver promptly such acknowledgments, and other instruments reasonably requested to effect such Assignment. Lessee acknowledges that the assigns do not assume Lessor's obligations hereunder and agrees to make all payments owed to the assigns without abatement and not to assert against the assigns any claim, defense, setoff or counterclaim which the Lessee may possess against the Lessor or any other party for any reason. Upon any such Assignment, all references to Lessor shall also include all such assigns, whether specific reference thereto is otherwise made herein. Lessor and Lessee acknowledge and agree that no Assignment shall be deemed to materially change Lessee's duties or obligations or materially increase the burden of risk imposed on Lessee hereunder.
     (b) Without the prior written consent of Lessor which shall not be unreasonably withheld, Lessee shall not assign, sublease, transfer, pledge or hypothecate the Master Lease Agreement, any Schedule, the Asset(s), any part thereof, or any interest in the foregoing. Notwithstanding the foregoing, Lessee may assign all or a portion of Lessee's rights, title and interest in this Master Lease Agreement and any Schedule, the Asset(s), and any part thereof, to a Participating Subsidiary, or Participating Affiliate. Such assignment shall not relieve Lessee of all obligations hereunder without written consent from Lessor and its assigns, which consent shall not be unreasonably withheld.

17. Delivery of Related Documents. For each Schedule, Lessee will provide the following documents and information satisfactory to Lessor: (a) Certificate of Acceptance; (b) Certificate of insurance; (c) Incumbency Certificate, if differing from the one previous supplied; and (d) Other documents as reasonably required by Lessor or otherwise specified herein.

18.  Miscellaneous.
     (a) Notices shall be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at the address first given above (or at such other address as such party shall specify to the other party in writing) or, if sent by certified mail, on the third business day after the day on which mailed.
     (b) Applicable Law and Disputes. The Master Lease Agreement and each Schedule SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. In the event of a dispute between the parties, suit may be brought in the federal or state courts of Virginia or where Lessee has its principal office or where the Asset(s) are located.
     (c) Counterparts. Only one original counterpart of each Schedule shall be marked "Original". Any and all other counterparts shall be marked "Copy". NO SECURITY INTEREST IN ANY OF THE SCHEDULE(S) MAY BE CREATED, TRANSFERRED, ASSIGNED OR PERFECTED BY THE TRANSFER AND POSSESSION OF THIS MASTER LEASE AGREEMENT ALONE OR ANY "COPY" OF A SCHEDULE, BUT RATHER SOLELY BY THE TRANSFER AND POSSESSION OF THE "ORIGINAL" COUNTERPART OF THE SCHEDULE INCORPORATING THIS MASTER LEASE AGREEMENT BY REFERENCE.
     (d) Suspension of Obligations of Lessor. Prior to delivery of any Asset(s), the obligations of Lessor hereunder shall be suspended to the extent that it is hindered or prevented from performing because of causes beyond its control.
     (e) Severability. In the event any provision of the Master Lease Agreement or any Schedule shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the parties hereto agree that such provision shall be ineffective without invalidating the remaining provisions thereof.
     (f) Entire Agreement. Lessor and Lessee acknowledge that there are no agreements or understandings, written or oral, between them with respect to the Asset(s), other than as set forth in this Master Lease Agreement and in each Schedule and that this Master Lease Agreement and each Schedule contain the entire agreement between Lessor and Lessee. Neither this Master Lease

     Agreement nor any Schedule may be altered, modified, terminated, or discharged except in writing, signed by the party against whom enforcement of such action is sought.

     (g) Time is of the Essence. Time is of the essence with respect to this Master Lease Agreement and each Schedule.
     (h) LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER 1S IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Master Lease Agreement to be executed by their duty authorized representatives.

LESSOR: MLC GROUP, INC.                  LESSEE: MicroStrategy Incorporated

BY: /s/ Maura S. Cliff                   BY:  /s/ Mark Lynch
    ------------------                        -----------------------

NAME:  Maura S. Cliff                    NAME: Mark Lynch
       --------------                          ----------------------

TITLE: Vice President                    TITLE:   CFO
       --------------                            --------------------

DATE:  11/11/99                          DATE: 11/5/99
       --------------                          ----------------------


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